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Consent Of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 27, 2002, relating to the consolidated financial statements, which appears in Microvision, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Seattle, Washington
April 23, 2002

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Consent Of Independent Accountants